Exhibit 99.(a)(1)(D)

Notice of Withdrawal

CELL GENESYS, INC.

Offer to Exchange

Each $1,000 Principal Amount of Outstanding

3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”)

CUSIP Nos. 150921AA2 and 150921AB0

for

Shares of Common Stock Plus

a Cash Payment Plus

Accrued and Unpaid Interest on the Existing Notes Plus

3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes”)

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE, THE RIGHT OF HOLDERS TO TENDER EXISTING NOTES FOR EXCHANGE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 22, 2009 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

EXISTING NOTES TENDERED FOR EXCHANGE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE EXCHANGE AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

HOLDERS THAT TENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Exchange Agent is:

U.S. Bank National Association

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	1st Floor Bond Drop Window
St. Paul, MN 55107

ATTN: Specialized Finance	ATTN: Specialized Finance	ATTN: Corporate Trust
(if by mail, registered or		Services—Specialized Finance
certified recommended)

By Facsimile:	To Confirm by Telephone:

(657) 495-8158	(800) 934-6802
ATTN: Bondholder Communications	ATTN: Bondholder Communications

For Information:

(800) 934-6802

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Exchange dated May 22, 2009 (as may be amended and supplemented from time to time, the “Offer to Exchange”) of Cell Genesys, Inc., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (as the same may be amended and supplemented from time to time, the “Letter of Transmittal”), relating to the Company’s offer (the “Exchange Offer”) to exchange for each $1,000 principal amount of our outstanding 3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”): (i) 205.8824 shares of the Company’s common stock, par value $0.001 per share (“common stock”), plus (ii) a cash payment of $500.00 plus accrued and unpaid interest on such $1,000 principal amount of Existing Notes to, but excluding, the settlement date of the Exchange Offer, plus (iii) $310.00 principal amount of the Company’s 3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes,” and together with consideration referenced in clauses (i) and (ii), the “Exchange Consideration”). The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued and unpaid interest to, but excluding the settlement date of the Exchange Offer on, the Existing Notes so tendered and accepted. The Company will not issue fractional shares of common stock in the exchange for the Existing Notes. Instead, the Company will pay you an amount of cash equal to any such fraction multiplied by the closing sale price of the Company’s common stock on the trading day immediately preceding the settlement date of the Exchange Offer, rounded down to the nearest whole cent. In additional, the New Notes will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. The Company will not issue New Notes in a denomination that is not an integral of $1,000. To the extent that you would otherwise be entitled to receive a principal amount of New Notes that is not an integral multiple of $1,000, the principal amount of New Notes that you will actually receive will be rounded down to nearest $1,000 and you will receive a cash payment equal to the difference between the rounded and unrounded principal amounts, rounded down to nearest whole cent, in lieu of such difference. The Exchange Consideration will be subject to any required withholding of taxes, and no interest will be paid thereon. The Exchange Offer is being extended to all holders of the Existing Notes.

This Notice of Withdrawal is to be completed by registered holders of the Existing Notes desiring to withdraw the tender of such Existing Notes in the Exchange Offer if (1) the Existing Notes have been previously tendered to the Exchange Agent, or (2) delivery of such Existing Notes has been previously made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “The Exchange Offer—Book Entry Transfer” in the Offer to Exchange.

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Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s tender for exchange to the Company of the Existing Notes described below, which Existing Notes were previously tendered for exchange pursuant to the Offer to Exchange.

The undersigned understands that the withdrawal of the Existing Notes previously tendered in this Exchange Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Existing Notes will no longer be deemed to be validly tendered for exchange for purposes of the undersigned’s Letter of Transmittal. Such withdrawn Existing Notes may be retendered for purchase only by following the procedures for tendering set forth in the Offer to Exchange and in the accompanying Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF EXISTING NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount at Maturity Represented	Aggregate Principal Amount at Maturity Being Withdrawn**	Aggregate Principal Amount at Maturity Which Remains Subject to Purchase Notice
CUSIP No. 150921AA2:

CUSIP No. 150921AB0:
Total Principal Amount at Maturity Being Withdrawn

*	Need not be completed by holders tendering the Existing Notes by book-entry transfer.
**	Unless otherwise indicated in the column labeled “Aggregate Principal Amount at Maturity Being Withdrawn” and subject to the terms and conditions of the Exchange Offer, a holder will be deemed to have withdrawn the entire aggregate principal amount at maturity represented by the Existing Notes indicated in the column labeled “Aggregate Principal Amount at Maturity Represented by Existing Notes.”

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METHOD OF DELIVERY

☐	CHECK HERE IF EXISTING NOTES WERE PHYSICALLY DELIVERED TO THE EXCHANGE AGENT.

☐	CHECK HERE IF EXISTING NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

(Please Print)

Address:

(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Tendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF

EXISTING NOTES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of the Existing Notes exactly as his (their) name(s) appear(s) on certificate(s) for the Existing Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Existing Notes, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:

            , 2009

Name (s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (Including Zip Code) and Telephone Number (Including Area Code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Date:            , 2009